EXHIBIT 21.1

Excelerate Energy, Inc.

List of Subsidiaries

Entity Name	Jurisdiction of Formation
Bangla LNG Terminal Limited	Bangladesh
Excelerate Albania Holding sh.p.k.	Albania
Excelerate Brazil FSRU LLC	Delaware
Excelerate Energy Asia Pacific Pte. Ltd	Singapore
Excelerate Energy Bangladesh DMCC	UAE
Excelerate LNG DMCC	UAE
Excelerate Energy Bangladesh Holdings, LLC	Delaware
Excelerate Energy Bangladesh Ltd	Bangladesh
Excelerate Energy Bangladesh PCG, LLC	Delaware
Excelerate Energy Bangladesh TopCo LLC	Delaware
Excelerate Energy Bangladesh, LLC	Delaware
Excelerate Energy Brazil, LLC	Delaware
Excelerate Energy Comercializadora de Gas Natural Ltda.	Brazil
Excelerate Energy Development DMCC	Dubai, UAE
Excelerate Energy Europe Ltd.	United Kingdom
Excelerate Energy Finland, LLC	Delaware
Excelerate Energy Finland, LLC	Finland
Excelerate Energy Germany, LLC	Delaware
Excelerate Energy LatAm Holdings, LLC	Delaware
Excelerate Energy Limited Partnership	Delaware
Excelerate Energy Marshall Islands, LLC	Delaware
Excelerate Energy Middle East, LLC	Delaware
Excelerate Energy QFC LLC	Qatar
Excelerate Energy Regas UAE, LLC	Delaware
Excelerate Energy Regasification Holdings, LLC	Delaware
Excelerate Energy Services, LLC	Delaware
Excelerate Energy Serviços de Regaseificação Ltda.	Brazil
Excelerate Energy South America, LLC	Delaware
Excelerate Energy SRL	Argentina
Excelerate Finland Gas Marketing Oy	Finland
Excelerate Gas Marketing, LP	Delaware
Excelerate Global Operations LLC	Delaware
Excelerate LLC	Marshall Islands
Excelerate LNG Development UAE, LLC	Abu Dhabi Branch, UAE
Excelerate LNG Development UAE, LLC	Delaware
Excelerate New England GP, LLC	Delaware
Excelerate New England Lateral, LLC	Delaware
Excelerate Philippines Holdco, LLC	Delaware
Excelerate-Renco FPB sh.p.k.	Albania
Excelerate Sequoia Limited Partnership	Delaware
Excelerate Ship Management Holdco, LLC	Delaware
Excelerate Technical Management BV	Belgium

Excelerate Technical Management Finland Branch	Belgium
Excelerate Vessel Holding Company, LLC	Delaware
Excelerate Vessel Company Limited Partnership	Marshall Islands
Excelsior LLC	Marshall Islands
Exemplar LLC	Marshall Islands